Exhibit 8.1





                                                                 April 18, 1997



Beneficial Mortgage Services, Inc.
One Christina Centre
301 North Walnut Street
Wilmington, Delaware  19801

                  Re:      Beneficial Mortgage Services, Inc.
                           Registration Statement on Form S-3
                           (File No. 333-21511)

Ladies and Gentlemen:

                  We have acted as counsel to Beneficial Mortgage Services, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Securities (the "Securities") that evidence interests in, or securities backed by, certain pools of loans. Each series of Securities will be issued pursuant to (i) a Pooling and Servicing Agreement among the Registrant, Beneficial Mortgage Corporation, as master servicer (the "Master Servicer") and a trustee to be specified in the prospectus supplement for such series of Certificates, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "Tax Status of the Notes" and "Federal Income Tax Consequences" in the Prospectus, all as part of the Registration Statement on Form S-3 (File No. 333-21511) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                         Very truly yours,


                                                         Dechert Price & Rhoads



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